Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AGREEMENT

This License Agreement (the “Agreement”), is made effective as of April 7, 2006 (the “Effective Date”), by and between the Ludwig Institute for Cancer Research, a Swiss not-for-profit corporation with its registered office at Stadelhoferstrasse 22, 8001 Zurich, Switzerland and having an office at 605 Third Avenue, 33rd Floor, New York, NY 10158, USA (“LICR”), and KaloBios Pharmaceuticals, Inc., a Delaware corporation (“KaloBios”), having an address at 3427 Hillview Avenue, Suite 200, Palo Alto, CA 94304, USA. KaloBios and LICR may be referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS

WHEREAS, LICR and its Academic Collaborators have developed certain Patents related to EphA3 and LICR has an exclusive world wide license from its Academic Collaborators to commercialize their interests in those Patents and Improvements; and

WHEREAS, KaloBios desires to exclusively in-license such Patents and Improvements from LICR; and

WHEREAS, KaloBios wishes to humaneer, optimize and develop a clinical lead antibody, which may also require the provision by KaloBios of other technologies like drug conjugates; and

WHEREAS, LICR and KaloBios intend to develop a Joint Research Program to be funded by KaloBios and public granting organizations to support research at LICR and its Academic Collaborators; and

WHEREAS, KaloBios will fund preclinical and clinical development; and

WHEREAS, KaloBios will commercialize antibody products and related methods; and

WHEREAS, the Parties have agreed upon the terms of the license for such Patents and Improvements, as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

1.        DEFINITIONS.  Capitalized terms used in this Agreement (other than the headings of the Sections or Articles), whether used in the singular or plural, shall have the following meaning set forth in this Article 1, or, if not listed in this Article 1, the meaning as designated in the text of this Agreement.

1.1	“Academic Collaborators” means the [***]

1.

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1.2

“Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3	“Confidential Information” has the meaning described in Section 5.1.

1.4

“Control”, “Controls” and “Controlled” means, with respect to a particular item of information or intellectual property right, that the applicable Party owns or has a license to such item or right and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such item or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.5	“FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.6	“Field” means all human diagnostic, therapeutic and prophylactic applications, but only where the Licensed Product in that application operates by binding to or modulating EphA3.

1.7	“First Commercial Sale” means the first sale of any Licensed Product to any Third Party following Regulatory Approval for such Licensed Product.

1.8	“GAAP” means the United States generally accepted accounting principles, consistently applied.

1.9	“EphA3” means EphA3 receptor/ligand proteins.

1.10	“Exclusive License” shall mean an exclusive license to the LICR Technology subject to the retained rights of LICR and the Academic Collaborators set out in Section 2.2.

1.11	“Exclusive Option Period” means eighteen (18) months from the Effective Date. LICR will not license to anyone any rights to the Patents or Improvements in the Field during the Exclusive Option Period.

1.12

“Improvements” means all developments, improvements or alterations to the Patents under the Control of LICR (whether made before or after the date of this Agreement), made or contributed to by employees of the relevant Academic Collaborator who contributed to the relevant Patent and which do not satisfy the requirements of a grant of a separate patent in the United States.

1.13

“Information” means all tangible and intangible: (a) inventions (whether patentable or not), know-how, data, software and algorithms; and (b) compounds, compositions of matter, complexes, cells, cell lines, assays, animal models and physical, biological or chemical materials.

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1.14	“Joint Program Inventions” means all inventions that arise out of the Joint Research Program and that are relevant to or form part of what is required to practice or exploit Licensed Products.

1.15	“Joint Program Patents” means any patents claiming Joint Program Inventions.

1.16

“Joint Research Program” means the collaborative research project described in Exhibit B to be conducted by the by the Parties and the Academic Collaborators pursuant to a separate agreement to be entered into as soon as is practicable after the execution of this Agreement .

1.17

“Licensed Product” means any product or method of treatment Controlled by KaloBios through this Agreement: that was developed or made through the practice of the LICR Technology including but not limited to, human or humaneered antibodies, fragments or conjugates thereof, that bind and/or modulate EphA3 through extracellular binding.

1.18	“LICR Technology” means the Patents and Improvements and Joint Program Patents (if any).

1.19	“Major Market Country” means the United States, the United Kingdom, France, Germany, Italy, Spain, and Japan.

1.20

“Net Sales Revenue” means the gross amount received by KaloBios or its Affiliates for the sale of any Licensed Product to any Third Party, less the following deductions (calculated in accordance with GAAP) to the extent actually incurred or allowed upon the sale of such Licensed Product: (a) reasonable and customary trade and quantity discounts (including pursuant to governmental regulation or managed care organizations or governmental agencies); (b) government-mandated rebates; (c) allowances for returned or rejected Licensed Product; (d) freight and insurance, if invoiced to the purchaser; (e) sales, value-added and other direct taxes on the sale of Licensed Product (other than income taxes); and (f) the portion of any management fees paid during the relevant time period to group purchasing organizations that relate specifically to the sale of such Licensed Product to such organizations. For clarity, any Licensed Products used (but not sold for consideration) for promotional or advertising purposes, or used for clinical or other research purposes, shall not be considered in determining Net Sales under this Agreement.

If any Licensed Product is sold as a combined product consisting of a combination of active elements, then, for purposes of determining royalty payments on such Licensed Product, Net Sales Revenue shall be calculated by multiplying the Net Sales Revenue of the combined Licensed Product by the fraction A/(A+B), in which A is the net selling price of the stand-alone Licensed Product, and B is the sum of the net selling price of the other active elements sold separately. If the net selling price for any stand-alone Licensed Product or active element cannot be determined, then Net Sales allocable to the Licensed Product in each such country shall be determined by mutual agreement of the Parties, provided that such agreement shall not be unreasonably withheld and the fraction A/(A+B) shall not be less than one-quarter (1/4).

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1.21	“Patents” means the Patents detailed in Exhibit A.

1.22

“Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a Licensed Product in a regulatory jurisdiction. (By way of clarification, an IND filing does not constitute a regulatory approval).

1.23	“Royalty Term” means, on a country-by-country basis with respect to a given Licensed Product, the period beginning on First Commercial Sale of such Licensed Product and ending on [***]

1.24

“Sublicense Revenue” means all payments received by KaloBios from a sublicensee in consideration for a grant of a sublicense under the LICR Technology, including all upfront fees, license fees, and milestone payments, but excluding all payments received as: (a) support for research and development activities; (b) a loan from such sublicensee; (c) an equity investment by such sublicensee (but solely to the extent such investment is at the fair market value of KaloBios’ stock); or (d) reimbursement of patent expenses.

1.25	“Term” has the meaning provided in Section 8.1.

1.26	“Third Party” means any entity or person other than KaloBios, LICR, or an Affiliate thereof.

1.27

“Valid Claim” means any: (a) claim in an issued Patent that has not expired, been canceled, been declared invalid, or been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a claim under a pending application for a Patent or Joint Project Patent that has not been abandoned, canceled, withdrawn from consideration, or finally determined to be unallowable in a decision from which no appeal can be taken.

2.	OPTION FOR GRANTING LICENSE AND RELATED PROVISIONS

2.1

Option.  LICR hereby grants KaloBios an exclusive eighteen (18) month option (the “Option”) for an exclusive, worldwide, royalty-bearing, fully-sublicensable license under the LICR Technology, to research, develop, make, have made, use, import, offer for sale, sell and have sold Licensed Products in the Field.

(a)

Exercise of Option.   KaloBios may exercise the Option at any time during the Exclusive Option Period by written notification to LICR (the “Exercise Notice”). The giving of an Exercise Notice will constitute an irrevocable and unconditional exercise of the Option and upon the exercise of the Option and receipt of the License

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Fee by LICR, KaloBios will be granted a license to the LICR Technology on the terms set out in this Agreement. If the Option has not been exercised prior to the end of the Exclusive Option Period the Option will automatically lapse, unless extended by mutual written agreement of the Parties.

(b)

Sublicense.  KaloBios shall notify LICR with fifteen (15) days of executing any sublicense and will identify each sublicensee to LICR in writing by name and address. KaloBios shall also not grant a sublicense to a Third Party whose primary business is, to the best of KaloBios’ knowledge, the manufacture and/or sale of tobacco containing products. All terms of any sublicense shall be consistent in all respects with the restrictions, exceptions and termination provisions of this Agreement.

2.2

Reservation of Rights.  Notwithstanding any other provision in this Agreement, LICR and its Academic Collaborators reserve the right to undertake further research in relation to the LICR technology and to authorise their research collaborators to do so.

2.3

No Other Right or License.  No rights or licenses (either express or implied) to any intellectual property rights or any proprietary technical information of LICR, its Academic Collaborators or KaloBios are granted by this Agreement, except as expressly provided in this Article 2.

2.4

Diligence.  KaloBios shall use commercially reasonable efforts, consistent with normal business practices of the biotechnology industry, to research, develop and commercialize Licensed Products. KaloBios’ efforts shall be based upon the existing business situation and be comparable with the efforts used by the biotechnology industry for similar products at a comparable stage in development, and of a comparable value and commercial potential.

3.	COMMERCIAL TERMS.

3.1

Exclusive Option Fee.  KaloBios shall pay LICR an Exclusive Option Fee of USD [***] payable after the Effective Date, and within twenty-eight (28) days from receipt of invoice from LICR. The payment of the Exclusive Option Fee will hold open the Exclusive Option for eighteen (18) months from the Effective Date.

3.2	License Fee. KaloBios shall pay to LICR at the time KaloBios serves an Exercise Notice on LICR a one time payment of USD [***].

3.3	Milestones. KaloBios shall pay to LICR the following milestone payments within twenty eight (28) days after invoicing for the first occurrence of each of the events specified below:

(a)	[***] upon initiation of a first Phase I Clinical Trial.

(b)	[***] upon initiation of a first Phase II Clinical Trial.

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(c)	[***] upon initiation of a first Phase III Clinical Trial

(d)

[***] upon the first to occur of either; 1) receipt of all approvals necessary to market a Licensed Product in the United States; or 2) all approvals from any foreign regulatory authority necessary to market a Licensed Product in any Major Market Country outside of the United States.

3.4	Reporting, Royalties and Sublicense Revenue.

(a)

Subject to Section 3.4(c), KaloBios shall pay LICR during the Royalty Term (i) royalties equal to [***] of the worldwide, aggregate, annual Net Sales Revenue; and (ii) [***] of all Sublicense Revenue received by KaloBios during the Royalty Term.

(b)

Within sixty (60) days after the end of the calendar quarter in which the First Commercial Sale in any country occurs, and on a quarterly basis thereafter, KaloBios shall send to LICR: (i) a payment of all royalties and Sublicense Revenue owed to LICR pursuant to Section 3.4(a) for such year; and (ii) a report of Net Sales of Licensed Products and Sublicense Revenue in sufficient detail on a country-by-country basis to permit confirmation of the accuracy of the payments made.

(c)	[***]

3.5

Payments.  All references to “USD” mean the legal currency of the United States and all references to “AUD” mean the legal currency of Australia. Any references to “dollars” shall mean the corresponding legal currency that is being referred to. If any currency conversion shall be required in connection with any payment or accounting of costs and expenses under this Agreement, such conversion shall be made by using the exchange rate for the purchase of such currency as published in The Wall Street Journal, Western Edition, on the last business day prior to the date on which such payment is made.

Amounts due to LICR by KaloBios under this Agreement shall be paid in USD by wire transfer in immediately available funds according to the details below.

Beneficiary/Payee:	Ludwig Institute for Cancer Research

Account No:	[***]

With:	[***]

Clearing:	[***]

SWIFT:	[***]

IBAN:	[***]

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3.6

Late payments.  If any payment is not made on or before the due date specified herein, KaloBios will pay interest on the outstanding amount until paid in full if requested to do so by LICR. Interest will be charged at a rate equal to the “Intended Federal Funds Rate” or equivalent plus 2 % as specified by the Federal Open Market Committee and currently published by the US Federal Reserve Board at www.federalreserve.gov/fomc/fundsrate.htm.

3.7

Withholding of Taxes.  KaloBios may withhold from payments due to LICR amounts for payment of any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. KaloBios shall provide to LICR any cooperation or assistance on a reasonable basis as may be necessary to enable LICR to claim exemption from such withholding taxes and to receive a full refund of such withholding tax or claim a foreign tax credit.

3.8

Records and Audit.  During the term of this Agreement and for a period of seven (7) years thereafter, KaloBios shall keep complete and accurate records pertaining to the development, manufacture, use, sale or other disposition of the Licensed Products, in sufficient detail to permit LICR to confirm the accuracy of all payments due hereunder and compliance with the diligence obligations set forth in Section 2.4. LICR shall have the right to cause an independent, certified public accountant to audit such records to confirm the accuracy of KaloBios’ payments; provided, however, that such auditor shall not disclose KaloBios’ confidential information to LICR, except to the extent such disclosure is necessary to verify the payments due under this Agreement. Such audits may be exercised once a year, upon notice to KaloBios and during normal business hours. LICR shall bear the full cost of such audit unless such audit discloses a variance of more than ten percent (10%) from the amount of royalties previously paid for such year. In such case, KaloBios shall bear the full cost of such audit. KaloBios shall remit any underpayment identified by such audit to LICR within thirty (30) days of the results of such audit. Any amounts overpaid by KaloBios shall be credited against the next payment owed to LICR under this Agreement. The terms of this Section 3.8 shall survive any termination or expiration of this Agreement for a period of three (3) years.

3.9

Reporting.  During the Term KaloBios will keep LICR informed of the progress of its commercialization of Licensed Products and the LICR Technology in the Field and shall provide LICR with all information reasonably requested in relation to its commercialization of Licensed Products and the LICR Technology.

4.	INTELLECTUAL PROPERTY.

4.1

Ownership.  Subject to the terms of this Agreement, the full right, title and interest including all intellectual property rights in each item of LICR Technology will remain with the respective owners of the items of LICR Technology.

4.2

Patent Marking.  KaloBios shall mark, and shall require all of its sublicensees to mark, all Licensed Products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

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4.3

Patent Prosecution and Maintenance.  LICR and KaloBios shall be jointly responsible for the preparation, filing, prosecution and maintenance (including conducting or participating in interferences and oppositions) of the Patents. LICR shall keep KaloBios informed of the progress in regard to the Patents and all decisions regarding thereto will be jointly made. LICR shall not abandon any Patent without the consent in writing of KaloBios.

4.4

Patent Costs.  From the Effective Date and throughout the Term KaloBios shall be responsible for all patent costs incurred by LICR in regard to Patent preparation, filing, prosecution and maintenance (including, where agreed, conducting or participating in interferences and oppositions). LICR shall ensure that patent costs are paid in a timely manner and shall provide KaloBios with an invoice requesting reimbursement with a description of the patent costs claimed. In addition, and within 28 days of receipt of an invoice from LICR, such Invoice to be provided after the Effective Date, KaloBios shall reimburse LICR all costs incurred by LICR from 1 November 2005 to the Effective Date.

4.5

Cooperation of the Parties.  At the reasonable request of the responsible Party, the other Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of any Patents under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to any Patent.

4.6	Third Party Infringement.

(a)

Notice.  Each Party shall promptly notify the other in writing (and provide any evidence) of any alleged or threatened infringement of the LICR Technology that may adversely impact the rights of the Parties hereunder. Each Party shall notify any such alleged infringer only with the prior written consent of the other Party.

(b)	Enforcement Action.

(i)

If the Parties become aware of any alleged or threatened infringement of the Patents, LICR shall have the first right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Patents. KaloBios shall cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney and shall have the right to participate in such action at its own expense with its own counsel.

(ii)

If LICR does not bring an action or proceeding against such alleged or threatened infringement within sixty (60) days of receiving notice pursuant to Section 4.6(a), then KaloBios shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Patents. LICR shall cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney and shall have the right, but not the obligation, to participate in such action at its own expense with its own counsel. Any recovery obtained by settlement or otherwise under this Section 4.6(b)(i) shall be disbursed as follows: (A) each Party shall first recover

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any reasonable expenses incurred in such action (including attorney’s fees); and (B) LICR shall retain any remaining recovery. Any recovery obtained by settlement or otherwise by KaloBios under this Section 4.6(b)(ii) shall be disbursed as follows: (A) each Party shall first recover any reasonable expenses incurred in such action (including attorney’s fees); and (B) KaloBios shall retain any remaining recovery.

(iii)

If the Parties become aware of any alleged or threatened infringement of the Joint Program Patents, KaloBios shall have the primary right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Joint Program Patents. LICR shall cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney and shall have the right to participate in such action at its own expense with its own counsel. If KaloBios does not bring an action or proceeding against such alleged or threatened infringement within sixty (60) days of receiving notice pursuant to Section 4.6(a), then LICR shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Joint Program Patents. KaloBios shall cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney and shall have the right to participate in such action at its own expense with its own counsel. Any recovery obtained by settlement or otherwise under this Section 4.6(b)(iii) shall be disbursed as follows: (A) each Party shall first recover any reasonable expenses incurred in such action (including attorney’s fees); and (B) each Party shall receive their pro-rata share based on expenses incurred of any remaining recovery.

4.7	Infringement of Third Party Patent Rights.

(a)

Joint Strategy.  If the use or sale of any Licensed Product becomes the subject of a claim of infringement of a patent or other proprietary right anywhere in the world, the Parties shall promptly confer to discuss such claim.

(b)

Defense.   Unless the Parties otherwise agree, KaloBios must assume the primary responsibility for the conduct, at its own expense of the defense of any such claim relating to the LICR Technology. KaloBios shall indemnify LICR and its Academic Collaborators against any and all loss, damage, cost or expense (including attorney’s fees) which they may incur or suffer as a result of such action. If KaloBios does not commence a defence to such action within 60 days of receiving written notice, then LICR, after notifying KaloBios in writing, shall be entitled, but not obligated to defends such action and to use KaloBios name in connection therewith, provided such action is limited to the defense of any alleged infringement and counterclaim for invalidity of such third party patent rights. The Party conducting such defense shall have full control over its conduct. The other Party shall reasonably cooperate with the Party conducting the defense of the claim including furnishing a power of attorney. Neither Party shall enter into any settlement that affects the other Party’s rights or interests without such other Party’s written consent.

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5.	CONFIDENTIALITY.

5.1

Confidential Information.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for seven (7) years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Information furnished to it by, or obtained directly or indirectly from, the other Party pursuant to: (a) this Agreement; or (b) any nondisclosure or confidentiality agreements entered into between the Parties before the Effective Date (collectively, “Confidential Information”). Except to the extent expressly authorized by this Agreement, each Party may use Confidential Information of the other Party only to the extent required to accomplish the purposes of this Agreement. Each Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information, but in no event less than reasonable care. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of any Confidential Information.

5.2	Exceptions. The obligations of confidentiality and non-use of Confidential Information set forth in Section 5.1 above shall not apply to any information that, as shown by competent written proof:

(a)	is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party in breach hereof, generally known or available;

(b)	is known by the receiving Party at the time of receiving such information;

(c)	is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or

(d)	is the subject of a prior, express, written permission to disclose provided by the disclosing Party.

5.3	Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)	to prepare applicable regulatory filings or to seek patent protection;

(b)	to prosecute or defend litigation as permitted by this Agreement;

(c)	to comply with the rules of a securities exchange;

(d)	to comply with applicable court orders or governmental regulations, including those of the U.S. Internal Revenue Service; and

(e)	to disclose such Confidential Information to a Third Party that is a bona fide actual or potential collaborator, such as LICR’s Academic Collaborators, manufacturer,

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commercial sublicensee, consultant, or development or sales partner, but only to the extent directly relevant to the development or commercialization of Licensed Products, provided, however, that prior to any such disclosure, such Third Party is bound by written obligations of confidentiality at least as restrictive as those contained in this Article 5.

Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 5.3, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use commercially reasonable efforts to secure confidential treatment of such information. The Parties will consult with each other in determining which of the provisions of this Agreement are to be redacted in any filings made by the Parties with the United States Securities and Exchange Commission or as otherwise required by law.

5.4

Return of Confidential Information.    Upon expiration or termination of this Agreement, each Party shall use commercially reasonable efforts to return or destroy all Confidential Information received by it from the other Party. In such event, each Party shall be allowed to keep one (1) archival copy of any Confidential Information of the other Party’s Confidential Information for record-keeping purposes only.

5.5

Publicity.  KaloBios shall be entitled to issue press releases only upon written approval by LICR, such approval not to be unreasonably withheld. Such approval shall be given within fourteen (14) business days of KaloBios’ submission to LICR.

6.	REPRESENTATIONS AND WARRANTIES.

6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)

it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)

it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate or partnership action;

(c)

this Agreement is legally binding upon it and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(d)	it has not, and will not during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder; and

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(e)

to its actual knowledge, it has sufficient legal and/or beneficial title under its intellectual property rights necessary for the purposes contemplated under this Agreement and to grant the rights and licenses such Party purports to grant the other Party pursuant to this Agreement.

7.	INDEMNIFICATION.

7.1

Indemnification by KaloBios.  KaloBios enters this Agreement at its own risk and shall indemnify, hold harmless and defend LICR, its Affiliates, and Academic Collaborators and their respective officers, employees, sub-contractors and agents (each, an “LICR Indemnitee”) against any and all losses resulting from any action claim proceeding or demand (including any product liability claim) to the extent that such action, claim, proceeding or demand arises out of: (a) the breach or alleged breach of any obligation, representation or warranty of KaloBios, its respective officers, employees, sub-contractors or agents (each, an “KaloBios Indemnitors”) under this Agreement; or (b) the negligence or willful misconduct of KaloBios Indemnitors or (c) in respect of any loss, death, injury, illness or damage (whether personal or property and whether special, direct, indirect or consequential, including financial loss) arising out of the commercialization of Licensed Products and the LICR Technology by the [***] provided that such indemnity shall not apply to the extent such action, claim, [***] arises from (i) the breach or alleged breach of any obligation, representation or [***] this Agreement; or (ii) the gross negligence or willful misconduct of LICR.

7.2

Limitation of Liability.    Notwithstanding the provisions of Section 7.1 each of the Academic Collaborator’s and LICR’s liability, whether for breach of contract, negligence or otherwise, in any way connected with this Agreement or the LICR Technology is:

(a)	excluded insofar as liability for loss of profits, loss of revenue and loss of goodwill and for special, indirect, consequential and punitive damages are concerned; and

(b)	limited for all claims in aggregate to [***].

7.3	Insurance. KaloBios shall maintain insurance with limits, which are consistent with industry standards to cover KaloBios’ activities in connection with this Agreement.

8.	TERM AND TERMINATION.

8.1	Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and continue until the date the Royalty Term expires, unless earlier terminated pursuant to Section 8.2.

8.2	Termination

(a)	By KaloBios. KaloBios shall have the right to terminate this Agreement for no at any time upon sixty (60) days prior written notice to LICR.

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(i)

If KaloBios terminates after a Licensed Product has been identified, all rights conferred by LICR in this Agreement including the right to commercialise Licensed Products, revert to LICR. For clarity, and as dictated by law, KaloBios will retain its respective rights to Joint Program Inventions and Joint Program Patents.

(ii)

In the event of a reversion under Section 8.2(a)(ii), LICR will pay to KaloBios [***] of sublicense revenues (which includes any upfront and milestone payments, but does not include any research funding fees), and [***] if any product developed by an LICR licensee infringes the claims of a KaloBios patent provided that KaloBios gives that licensee an exclusive, world-wide, royalty free licence to exploit that KaloBios Patent for the term of the KaloBios patent for the purpose of commercializing that product.

(b)

For Cause.  Each Party shall have the right to terminate this Agreement upon written notice to the other Party if, after receiving written notice of a material breach of this Agreement, the breaching Party fails to cure such breach within sixty (60) days from the date of such notice.

(c)

Due to Bankruptcy.    Each Party shall have the right to terminate this Agreement upon written notice to the other Party if the other Party becomes subject to an administration order or makes any voluntary arrangements with its creditors, goes into liquidation (except for the purposes of amalgamation or restructuring and so that the resulting company effectively agrees to be bound by or assume the obligations imposed on that party under this Agreement), or otherwise ceases to carry on business.

8.3	Effect of Termination.

(a)

Expiration or termination of this Agreement shall not affect any accrued rights or obligations of either Party. Such termination or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement. Upon any such expiration or termination, each Party shall return to the other Party any Confidential Information provided to it by such Party under this Agreement; except for one (1) copy of any documentation of such Confidential Information, which shall be kept solely for legal archival purposes.

(b)

If LICR terminates this Agreement pursuant to Section 8.2(b), KaloBios terminates this Agreement pursuant to Section 8.2(a) or if either Party terminates the Agreement pursuant to Section 8.2(c), then subject to paragraph(c) hereof:

(i)	the license granted under Section 2.1 shall automatically terminate and revert to LICR; and

(ii)	the Parties shall (upon LICR’s written request) negotiate in good faith the commercially reasonable terms under which KaloBios would license and transfer

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to LICR the data, documentation, regulatory filings and registrations relating to any Licensed Products generated by KaloBios, and the relevant rights therein.

(c)

In the event that LICR terminates this Agreement pursuant to Section 8.2(b) or Section 8.2(c) and, prior to the date of termination, KaloBios has developed a Licensed Product and entered into a sub-license with respect to that Licensed Product, LICR will enter into an agreement with that sub-licensee under which LICR shall license the LICR Patent Rights to the sub-licensee on the terms and conditions set out in this Agreement. The effective date of such agreement shall be the date of termination.

8.4

Survival.  The provisions of Articles 1, 4, 5, 7, and 10; and Sections 3.5, 3.8, 8.3 and 8.4, of this Agreement shall survive expiration or termination of this Agreement for any reason (subject to any subsequent dates of termination referred to in such individual Articles and Sections).

9.	DISPUTE RESOLUTION.

9.1

Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise which relate to either Party’s rights and obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in Section 9.2, if and when such a dispute arises between the Parties.

9.2

Dispute Resolution Procedures.    If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute within thirty (30) days of a written request by either Party to the other Party, the Parties agree to refer the Dispute either to: (a) the chief scientific officer (or equivalent) of LICR and the chief scientific officer (or equivalent) of KaloBios for resolution (if such Dispute relates to scientific issues); or (b) to the head of business development (or equivalent) of LICR and the head of business development (or equivalent) of KaloBios for resolution (if such Dispute does not relate to scientific issues). If such officers of the Parties cannot resolve such Dispute within an additional thirty (30) days, then such Dispute shall be referred to the chief executive officer (or equivalent) of LICR and the chief executive officer (or equivalent) of KaloBios for resolution. After an additional thirty (30) days, if such officers have not succeeded in negotiating a resolution of the Dispute, then either Party may at any time thereafter seek to resolve such Dispute by arbitration or through a court of competent jurisdiction. Notwithstanding anything to the contrary, if any Dispute arises from either Party’s rights or obligations under Article 4 (Intellectual Property) or Article 5 (Confidentiality), then a Party may seek equitable relief from a court of competent jurisdiction without needing to resort to the dispute resolution mechanism described above in this Section 9.2.

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10.	MISCELLANEOUS.

10.1

Provided As Is.  The LICR Technology is provided on an “as is” basis and LICR makes no representations or warranties, expressed or implied, with respect to the LICR Technology other than what is stated elsewhere in this Agreement. Subject to the foregoing and by way of example but not of limitation, LICR makes no representations or warranties (i) of commercial utility, (ii) of merchantability or fitness for a particular purpose, or (iii) that the use of the LICR Technology will not infringe any patent, copyright, trademark or other proprietary or property rights of others. LICR expressly disclaims any warranty that the LICR Technology is free from the rightful claims of any third party. Subject to the foregoing, LICR shall not be liable to KaloBios, KaloBios’ successors or assignees or any Third Party with respect to any claim on account of, or arising from, the use of the LICR Technology supplied hereunder or the manufacture, use or sale of products or any other material or item derived there from. LICR shall not be liable to KaloBios or any other person for any loss of profits, loss of business or interruption of business, or for any indirect, special or consequential damages of any kind incurred by KaloBios or any other person whether under this agreement or otherwise, even if LICR has been advised of the possibility of such loss.

10.2

Governing Law.  This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, excluding its choice of law principles that require applying a different law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

10.3

No Agency.  The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties, except as expressly set forth herein. No Party is a legal representative of the other Party, and no Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

10.4

Assignment.    Except as expressly provided hereunder, no Party may assign or transfer this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate or in connection with the transfer or sale to a Third Party of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction (if other than one (1) of the Parties to this Agreement) shall not be included in the technology licensed to the other Party hereunder. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any purported assignment not in accordance with this Section 10.4 shall be null and void.

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10.5	Amendment. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by duly authorized representatives of the Parties to this Agreement.

10.6

Notices.  Any notice or other communication required or permitted to be given to either Party hereto shall be in writing unless otherwise specified and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person; (b) the date of electronically confirmed facsimile transmission if during the recipient’s normal business hours, or otherwise on the next business day of the recipient; (c) one (1) business day after sending via next business day delivery by a nationally recognized overnight courier service; or (d) three (3) days after mailing by registered or certified mail, postage prepaid and return receipt requested, to the other Party at the following address or facsimile number.

If to KaloBios:

KaloBios Pharmaceuticals, Inc.

3427 Hillview Avenue, Suite 200

Palo Alto, CA 94304

Facsimile: (650) 843-1896

Attention: Chief Executive Officer

If to LICR:

Ludwig Institute for Cancer Research

605 Third Avenue

New York, New York 10158

Attn: Edward A. McDermott, Jr.

Fax: +1-212-450-1555

with a copy to:

Ludwig Institute for Cancer Research

605 Third Avenue

New York, New York 10158

Attn: Jonathan Skipper

Fax: +1-212-450-1555

Either Party may change its address for communications by a notice to the other Party in accordance with this Section 10.6.

10.7

Force Majeure.  Any delay in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including any acts of Nature, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, earthquake, explosion, riots, wars, civil disorder, terrorism, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by

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the occurrence. Such extension shall be continued so long as the occurrence continues and the nonperforming Party takes reasonable efforts to alleviate the effects of the occurrence.

10.8	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

10.9	No Third Party Rights or Obligations. No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights in or obligation to any Third Party.

10.10

Severability.    If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted to achieve the intent of the Parties to this Agreement to the extent possible rather than voided. In any event, all other terms, conditions and provision of this Agreement shall be deemed valid and enforceable to the full extent.

10.11

Compliance with Laws.    Each Party shall carry out its activities pursuant to this Agreement in compliance with all applicable supranational, national, state, provincial and other local laws, rules, regulations and guidelines.

10.12

Cumulative Rights.  The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

10.13

Waiver.  The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

10.14

Entire Agreement.  This Agreement and Exhibits B are a final expression of the Parties’ agreement and a complete and exclusive statement with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including (a) all nondisclosure or confidentiality agreements entered into between the Parties before the Effective Date.

10.15

Construction.    No rule of strict construction will be applied in the interpretation or construction of this Agreement. The Section and Article headings are included in this Agreement merely for convenience of reference, and they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, “including” means “including without limitation”. This Agreement is in the English language only, which language shall be controlling in all respects, and all

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versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties.

11.      JOINT RESEARCH PROGRAM. As soon as practicable after the execution of this Agreement the parties will use their best endeavours to agree on the term and conditions of an agreement with the Academic Collaborators to conduct the Joint Research Program (the Collaborative Research Agreement).

[Signature page follows.]

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In Witness Whereof, both KaloBios and LICR have executed this Agreement as of the Effective Date by their respective duly authorized representatives.

KaloBios Pharmaceutical, Inc.		Ludwig Institute for Cancer Research

By:	/s/ Mark R. Alfraito	By:	/s/ Dr. Jonathan Skipper
Name:	Mark R. Alfraito	Name:	Dr. Jonathan Skipper
Title:	President	Title:	Executive Director

Witness:	/s/ [Illegible]

Witness:	/s/ [Illegible]

By:	/s/ Edward A. McDermott, Jr.
Name:	Edward A. McDermott, Jr.
Title:	President

Witness:	/s/ [Illegible]

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EXHIBIT A

PATENTS

Patent 1.

(a)	Patent application PO 7549 filed on 27 June 1997 entitled “Receptor-Ligand System and Assay”;
(b)	all patent applications (including foreign applications) that are filed or may later be filed based on or corresponding to the application in (a);
(c)	all divisional and continuations, in whole or in part, applications, and reissue applications based on any of the foregoing patent applications;
(d)	all issued and unexpired patents resulting from any application in (a), (b), or (c) above;
(e)	all issued and unexpired reissue, re-examination, renewal or extension patents that may be based on any such patents; and
(f)

any invention or discovery; manner, method or process of manufacture; method or principle of construction; chemical composition or formulation; biological material; or scientific, technical or engineering information or document which is encompassed or taught in the patents or patent applications referred to in paragraphs (a) to (e).

Patent 2.

(a)	Provisional patent application AU 2003900541 filed 7th February 2003 and entitled “Eph/ephrin Modulation of Cell Adhesion and Tumour Cell Metastasis”;
(b)	all patent applications (including foreign applications) that are filed or may later be filed based on or corresponding to the application in (a);
(c)	all divisional and continuations, in whole or in part, applications, and reissue applications based on any of the foregoing patent applications;
(d)	all issued and unexpired patents resulting from any application in (a), (b), or (c) above;
(e)	all issued and unexpired reissue, re-examination, renewal or extension patents that may be based on any such patents; and
(f)

any invention or discovery; manner, method or process of manufacture; method or principle of construction; chemical composition or formulation; biological material; or scientific, technical or engineering information or document which is encompassed or taught in the patents or patent applications referred to in paragraphs (a) to (e).

Patent 3.

(a)

Provisional patent application PK 6841 filed on 29 June 1991 and entitled “A Novel Receptor-type Tyrosine Kinase and Use Thereof” and provisional patent application PK 9992 filed on 12 December 1991 and entitled “A Novel Receptor-type Tyrosine Kinase and Use Thereof”;

(b)	all patent applications (including foreign applications) that are filed or may later be filed based on or corresponding to the application in (a);
(c)	all divisional and continuations, in whole or in part, applications, and reissue applications based on any of the foregoing patent applications;

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(d)	all issued and unexpired patents resulting from any application in (a), (b), or (c) above;
(e)	all issued and unexpired reissue, re-examination, renewal or extension patents that may be based on any such patents; and
(f)

any invention or discovery; manner, method or process of manufacture; method or principle of construction; chemical composition or formulation; biological material; or scientific, technical or engineering information or document which is encompassed or taught in the patents or patent applications referred to in paragraphs (a) to (e).

3.

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EXHIBIT B

JOINT RESEARCH PROGRAM

Proposed EphrinA3 Project

Objective of Stage 1 (12months)

The objective of the project is to demonstrate the utility of EphA3 as a target for cancer therapy and to identify a therapeutic development candidate by July 2006.

Proposed Work Program

1.1	Normal Tissue Expression

Published data suggests that EphA3 is expressed at low levels in some human tissues and may be highly expressed in adult retina. Mouse EphA3 gene knock-out mice show high perinatal mortality (75%) but adult mice appear normal. Antibody [***] cross-reacts with mouse and human EphA3 and therefore it should be possible to investigate PK and normal tissue binding of this antibody in normal mice. [***] is a murine g1 antibody i.e. has poor effector function. The evaluation of the ADCC and/or complement effects of an EphA3antibody on normal tissues requires an active isotype version. PK analysis can be obtained with the current form of the antibody in normal mice.

1.1.1	Proposal Studies

a.	Pharmacokinetics and volume of distribution of [***] in normal mice at different antibody doses
b.	Confirmation of EphA3 expression in mouse retina and reactivity with [***] antibody
c.	Construction of [***] human g1 chimeric and evaluation for safety/tolerability in mice

1.2	Tumor/Tumor blood vessel Expression

The current literature suggests that EphA3 is expressed in a wide variety of human tumors although expression may not be uniform. Many of these studies have been carried out using RT-PCR and reactivity should be confirmed by IHC. Published data suggests that EphA3 is expressed in: 44% (11/25) small cell lung cancer, 24% (10/41) non-small cell lung cancer, 58% (17/29) sarcomas and 31% (12/38) renal cell carcinomas. EphA3 is also strongly expressed in at least 20% melanomas. Expression in tumors of the hematopoietic system is variable.

The expression of EphA3 protein on human tumor cells needs to be analyzed as well as its expression on tumor blood vessels. This data should provide guidance on selection of clinical indications for early clinical trials.

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1.2.1	Proposed Studies

a.	Production of antibody to formaldehyde-fixed EphA3
b	Immunochemistry survey of human tumor samples
c.	Laser capture and PCR to assess EphA3 expression on tumor blood vessels

1.3	Anti-Tumor Effects In vivo

The anti-tumor activity of molecules that interfere with EphA3 activity suggest that both unconjugated and conjugated antibodies will have therapeutic effect in mouse models. The optimal form of an EphA3 targeted therapeutic will have to be determined.

Work by Lackman et al has shown anti-tumor activity of a [***] antibody conjugate and a [***] IgG dimer in a human tumor xenograft model in the mouse. Brantley et al have shown anti-tumor activity of an EphA3-Fc fusion protein in a xenograft of the 4T1 mammary cell line. The EphA3-Fc protein was shown to reduce vascular density and tumor volume. EphA2-Fc fusion protein was also active in these types of models. Antibodies to EphA2 have been reported to show anti-tumor activity in animal models. EphA2 is expressed on tumor cells and tumor vasculature and EphA2-Fc protein inhibits tumor angiogenesis.

The importance of EphA3 targeting of endothelial cells for anti-tumor activity needs to be investigated in addition to direct tumor cell effects. The development candidate will be expected to show anti-tumor activity in tumor xenograft models of EphA3 expressing and non-expressing human tumors. The indirect anti-tumor activity (against tumor cells not expressing EphA3) should be through tumor endothelial cell effects (angiogenesis).

1.3.1	Proposed Studies

a.	Produce chimeric [***] (human gl) monoclonal antibody
b.	Produce chimeric [***]
c.	Produce [***]
d.	Produce chimeric [***]
e.	Produce chimeric [***]
f.	Evaluate molecules in human tumor xenografts in mice
g.	Evaluate targeted killing of tumor vasculature/inhibition of angiogenesis

1.4	Development Candidate

The mouse antibody [***] is a lead molecule. The antibody V-regions will be converted into human V-regions. The importance of valency, ephrin A5 and drug conjugates will be factored into the design of the development candidate. Optimization of effector functions will be considered.

1.4.1.	Proposed Studies

a.	Humaneer antibody [***]
b.	Express in appropriate host cell and generate a manufacturing cell line
c.	Demonstrate efficacy in appropriate xenograft models

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Objective of Stage 2

The objective of stage 2 is to develop the lead candidate and prepare a strong pre-clinical development package by mid-2007

2.1	Cell line
2.2	Pre-CTX Meeting
2.3	Process Development
2.4	Assay Development
2.5	Manufacture
2.6	Toxicology Studies
2.7	CTX Filing

Objective of Stage 3

The objective of stage 3 is to evaluate the safety and efficacy in cancer patients

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